                                                                   EXHIBIT 10.17


ELK PROPERTY
MANAGEMENT LIMITED
November 19, 1999



Stanford Microdevices, Inc
522 Almanor Avenue
Sunnyvale, CA 94086



Attention: Tom Scannell

                       Re: 350 Palladium Dr. Office Space

Dear Sirs


Further to our discussions we are pleased to make the offer set out in this Letter Agreement for the leasing of office space at 350 Palladium Drive which will, if accepted by the parties to this agreement, form the basis of a formal lease agreement.

TENANT:

Stanford Microdevices (Canada) Inc.

GUARANTOR:

Stanford Microdevices Inc.

LANDLORD:

350 Palladium Drive Inc. as to 55% and Sukang Inc. as to 45%


LEASED PREMISES:

The ground floor consisting of a Rentable Area of approximately 3858 sq.ft. as shown outlined on the attached preliminary floor plan (Schedule "A".)

The Tenant shall be entitled during the Term of the Lease to have use of unreserved surface parking spaces free of charge at a ratio of 4 stalls per 1000 sq.ft leased, (i.e 16 stalls).

The Landlord will provide the Tenant with an architect's certificate confirming the rentable area of the Leased Premises.



TERM:
-------------------------------------------------------------------------------

451 Daly Avenue, 2nd floor, Ottawa, Ontario K1N 6H6
                                         Tel: (613) 244-1012 Fax: (613) 241-4327

Five (5) years commencing upon the 15 th day of December 1999 with the right to cancel in the Tenant's discretion after 2 years with 6 months prior written notice to the Landlord with no penalty. If the improvements required to be performed by the Landlord hereunder are not completed by December 15th 1999 then the Term of the lease will be adjusted to commence on the date on which the improvements are complete.

In the event the improvements are completed prior to the commencement of the lease term, the Tenant will be allowed to occupy the Leased Premises in advance of the commencement date.

MINIMUM RENT:

The Annual Minimum Rent shall be calculated using a rate of $14 per sq.ft. per annum multiplied by the Rentable Area of the Leased Premises, plus G.S.T. payable in equal monthly installments, in advance on the first day of each month throughout the Term.

LEASING COMMISSIONS:

The Tenant hereby acknowledges that it is not dealing with any real estate broker and that it is only dealing with the Landlord's representive Ken Hoppner in the leasing of the Leased Premises. The Tenant shall not be responsible to pay leasing commissions.

ADDITIONAL RENT:

It being the intention of the parties that the Lease be on a fully "net lease" basis in addition to Annual Minimum Rent, the Tenant shall be responsible for its proportionate share of taxes, operating costs, and hydro charges, plus GST, in accordance with the provisions of the Lease. These costs are estimated to be $ 10.50 per sq.ft per annum for the calendar year 2000. The Landlord will provide the Tenant a complete breakdown of this estimate prior to the Tenant's execution of the lease.

The Tenant has requested and the Landlord agrees to limit that portion of Additional Rent that applies to operating costs. This limit is not applied against any form of taxes or utilities that are the Tenant's responsibility pursuant to terms in the Lease. The Tenant's share of operating costs shall be limited in the following calendar years to the lesser of the applicable amounts noted below and the actual operating costs incurred:

Calendar Year 2000                            $4.50 p.s.f per annum
              2001                            $4.73 p.s.f per annum
              2002                            $4.96 p.s.f per annum
              2003                            $5.21 p.s.f per annum
              2004                            $5.47 p.s.f per annum

Again for greater clarification the Tenant shall pay over and above its share of operating costs as noted above its share of all taxes and utilities as called for in the Lease.

USE:

The Leased Premises shall be used and occupied only for the purpose of office use.

The Landlord agrees to use its best efforts to obtain a non-disturbance agreement satisfactory to both parties from any existing mortgagee of the property and from any future mortgagee but only in the event that such mortgagee request that the Tenant postpone or subordinate this lease to such mortgage.

DEPOSIT:

Upon the execution of the Lease Agreement by both parties, the Tenant shall provide the Landlord a cheque for $16856.25 (Includes GST) payable to the Landlord to be held by the Landlord without interest as a deposit to be applied on account towards the first 1st and last month's gross rent due under the Lease.


SIGNAGE:

As part of the Building Standard Turnkey Package the Tenant will be entitled to place its name on a sign panel on the pylon. The size, color and location of said signage will be subject to mutual agreement between the Landlord and the Tenant and governing authorities.


BUILDING STANDARD IMPROVEMENT PACKAGE:

Prior to the commencement date the Landlord will at its sole cost complete a Building Standard Improvement Package based on the preliminary plans (Schedule "A") as more fully described in Schedule "B".

The Landlord will agree to move the garbage bins to a site deemed satisfactory by the Landlord and the Tenant.


LEASE:

The terms and conditions of this Agreement shall be incorporated into the Landlord's standard form of lease subject to reasonable amendments requested by the Tenant. In that regard the Landlord shall provide a draft lease for review by the Tenant within 5 business days of the date of acceptance hereof.

It is agreed that both parties will work towards finalizing the Lease by December 10th 1999.


CREDIT CHECK:

The Tenant agrees to cooperate fully with the Landlord by providing to the Landlord any information reasonably required by the Landlord to assess the financial standing, credit worthiness and corporate organization of the Tenant. Stanford Microdevices Inc. shall, on or before November 26th, 1999, provide financial statements for the last 2 fiscal years and current year to date operating statements. Should the Landlord provide its written notice to the Tenant by November 26th 1999 that it is not satisfied with the Tenant's credit worthiness then this agreement shall be null and void and the deposit shall be returned to the Tenant.




ACCEPTANCE OF AGREEMENT:

The Tenant and Landlord shall indicate their acceptance of this Agreement by signing both copies where provided and initialing every page and returning both copies to the attention of the writer. This Agreement shall be irrevocable by the Landlord until 5:00 p.m. on the 25th day of November 1999, after which time, if not accepted by the Tenant and returned to the Landlord, this Agreement shall become null and void.

We trust the above is satisfactory and look forward to a favorable reply in the near future.

Yours truly,

/s/ Signature Illegible


Elk Property Management Limited
As duly authorized representative of the Landlord



We hereby accept the terms and conditions outlined herein.

Dated at __________ this __________ day of __________, 19  .


                                          Tenant
                                          Stanford Microdevices(Canada) Inc:
_________________                         Per: _________________________ c/s
Witness:                                  Name:
                                          Title:

                                          Guarantor
                                          Stanford Microdevices Inc:
_________________                         Per: /s/ Signature Illegible c/s
Witness:                                  Name: THOMAS J. SCANNELL
                                          Title: VP FINANCE & ADMINISTRATION

                                  SCHEDULE "A"
                                 [CHART OMITTED]

Attachments:
Schedule A - Preliminary Floor Plan
Schedule B - Building Standard Improvement Package
Schedule C - Legal Description


                                  SCHEDULE "B"

                      BUILDING STANDARD IMPROVEMENT PACKAGE

The Landlord will at its cost provide to the Tenant a building standard improvement package based on the preliminary plans outlined in Schedule "A" and more fully described as follows:

CEILINGS

* Inverted T-bar ceiling grid with lay-in tile, with appropriate air supply and return fixtures..


HVAC

* Configuration of system to include all supply and return ductwork, diffusers, grills, dampers and controls, all connected back to the base building HVAC system. Final distribution to suit Tenant's layout.

LIGHTING

* Lighting will be 20 * 60 2 lamp lay-in T-Bar fluorescent lighting fixtures with acrylic K12 lens providing a lighting level intensity of 45 foot-candles at desktop height.

MISCELLANEOUS


*       Suite Entry and Directory Signage.

* Suite entrance door with one side light and Building standard hardware and lockset.


SERVICES


* Security card access system for access to the building entrances and elevator after normal business hours.

*       A common mail box will be provided for Tenants


* An electronically zoned fire alarm system located in the plenums on each floor. The alarm consisting of pull stations next to each exit door, fire bells smoke detectors, wet sprinkler flow valves and speakers.


*       ELECTRICAL POWER:

        All distribution wiring and devices, including electrical outlets from the base building panels.


*       PLUMBING & MILLWORK

        A standard kitchen sink with upper and lower cabinets as shown on the plans

*       FIRE PROTECTION:

        Reconfiguration and or addition of sprinkler system to suit Tenants office layout.

*       WALLS:

        Drywall partitions, painted steel door frames, paint grade doors, finish hardware in Leased Premises as shown.

*       FINISHES:

        Wall finishes to be painted, flooring will be 26 oz. carpet except for the lab area which will be anti-static tile and in front of the kitchen area which will be vinyl tile.



*       ARCHITECTURAL, ENGINEERING AND PERMITS

        The Landlord will be responsible for architectural, mechanical and electrical fees and permits for the interior fit-up drawings for the Tenant Improvements.

*       ITEMS NOT INCLUDED

        *      Furniture Workstations
        *      Reception Furniture
        *      Telephone System and Data Cabling
        *      Custom millwork
        *      Kitchen Equipment
        *      Window coverings

                                  SCHEDULE "C"

                                LEGAL DESCRIPTION

Firstly:
Part of Lot 1, Concession 2
Designated as Part 1 on Plan 4R-14540
Geographic Township of March
City of Kanata
Regional Municipality of Ottawa-Carleton

Land Titles Division of Ottawa-Carleton (No.4)

Secondly:
Part of Lot 1, Concession 2
Designated as Parts 2 and 3 on Plan 4R-14540
Geographic Township of March
City of Kanata
Regional Municipality of Ottawa-Carleton

Land Titles Division of Ottawa-Carleton (No.5)

               THIS INDENTURE MADE THE 15TH DAY OF DECEMBER 1999,

                 IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT.

BETWEEN:
                 SUKANG INC. AS TO 45% AND 350 PALLADIUM DRIVE INC. AS TO 55%

                 Hereinafter called the "Landlord"
                                                             OF THE FIRST PART,
AND:
                 STANFORD MICRODEVICES (CANADA) INC.

                 Hereinafter called the "Tenant"             OF THE SECOND PART,
AND:

                 STANFORD MICRODEVICES INC.

                 Hereinafter called the "Guarantor"          OF THE THIRD PART,

PREMISES

1. WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord does demise and lease unto the Tenant the premises, hereinafter called the "Leased Premises" for the purpose of being used by the Tenant as office space and for no other purpose, all those premises consisting of three thousand eight hundred and fifty eight (3,858) square feet on the ground floor of the building known as 350 Palladium Drive (hereinafter called the "building" or the "Building"), in the City of Kanata, Province of Ontario, which said building is erected on the lands described in Schedule "A" hereto annexed and which said Leased Premises are outlined in red on the floor plan of the said ground level annexed hereto and marked Schedule "B", it being expressly understood that this demise does not include any part of the external walls of the building. The Landlord will deliver to the Tenant a written statement of the Landlord's architect certifying both the Rentable Area and useable area of the Leased Premises. The measurement of the Leased Premises will be in accordance with the prevailing BOMA standard of measurement.

The Landlord and each person acting for the Landlord in making a determination, designation, calculation, estimate, conversion, or allocation under this Lease, will act reasonably and in good faith and each accountant, architect, engineer or surveyor, or the professional person employed or retained by the Landlord will act in accordance with the applicable principles and standard of the person's profession,

TERM

2(a) TO HAVE AND TO HOLD the Leased Premises for and during the term, (hereinafter called "the Term") of 5 years to be computed from the 15th day of December, 1999 and from thenceforth next ensuing and fully to be completed and ended on the 14th day of December, 2004. Tenant shall have the right to terminate this Lease in its sole discretion at any time after 2 years with 6 months written notice to the Landlord with no penalty.

INABILITY TO GIVE POSSESSION

2(b) IT IS HEREBY AGREED that if the Landlord is unable to deliver vacant possession of the Leased Premises on the date of commencement of the Term by reason of a delay in the completion of the Landlord's Work set forth in Schedule "D" of this Lease, the Landlord shall diligently exercise all its rights to effect completion of the Landlord's Work and delivery of vacant possession of the Leased Premises as soon as possible and the rent payable hereunder shall abate pro rata until such completion and vacant possession is obtained but the Landlord shall not be liable to the Tenant for damages of any nature whatsoever and this lease shall continue in full force and effect subject only to the abatement of rent as aforesaid, and save and except that if there is a delay in the completion of the Landlord's Work, there will be a corresponding delay of the date of commencement of the Term and expiry date of the Term of this Lease. If the Landlord's Work set forth in Schedule "D" hereof is completed prior to December 15th, 1999, the Tenant will have the right to take possession of the Leased Premises prior to December 15th, 1999, in order to carry out and complete the Tenant's Work. Notwithstanding anything else herein contained, if the Landlord's Work is not substantially completed as determined by the Landlord's architect, acting reasonably, by January 31st, 2000, than this Lease shall be null and void and the deposit shall be returned to the Tenant without any deduction.


RENTALS PAYABLE

3(a) The Tenant covenants and agrees to pay to the Landlord as rental for the Leased Premises, without any set-off or deduction whatsoever, the following, namely:

               (i) A minimum annual rental of FOURTEEN DOLLARS ($14) (hereinafter called the "Minimum Rental") and

               (ii) Additional Rental for the payment of the Tenants proportionate share of taxes, insurance and operating costs as set forth in subparagraphs 3(i), 3(j) and 3(k) hereof.

MINIMUM RENTAL

3(b) Minimum Rental shall be payable in equal monthly installments of four thousand five hundred and one dollars ($4,501.00) in advance on the first day of each full calendar month during the Term, the first such payment to include also any pro-rated Minimum Rental (on a per diem basis) for the period from the date of the commencement of the Term to the first day of the first full calendar month in the Term. The Minimum Rental will be adjusted proportionately for any Lease Year which is other than twelve
               (12) calendar months. The Tenant will participate in an automatic withdrawal plan whereby the Tenant will authorize its bank or other financial institution to credit the Landlord's bank account on the first day of each month in an amount equal to the Minimum and Additional Rental payable on a monthly basis pursuant to the provisions of this Lease. This shall be provided in lieu of the requirement to deliver post-dated cheques. When the Rentable Area of the Leased Premises, subject to the Tenant's final space plan, is measured by the Landlord, the Minimum Rental and Additional Rental shall, if necessary, be adjusted accordingly.

ADVANCE RENTAL
3(c) The Landlord hereby acknowledges receipt from the Tenant the sum of sixteen thousand eight hundred and fifty-six dollars and twenty-five cents ($16,856.25) to be held without interest as a deposit and applied against the first and last month's Minimum Rent and Additional Rent.


MANNER AND PLACE OF PAYMENT OF RENT

3(d)    (i)    All rent shall be paid by the Tenant to the Landlord at par at the principal office of the Landlord or at such other place in Canada as the Landlord may reasonably designate in writing from time to time without any prior demand therefor, and shall be payable in lawful money of Canada.

        (ii) Any sums received by the Landlord from or for the account of the Tenant when the Tenant is in default hereunder may be applied at the Landlord's option to the satisfaction, in whole or part, of any of the obligations of the Tenant then due hereunder in such manner as the Landlord sees fit, and regardless of any designation of instruction of the Tenant to the contrary.

LEASE YEAR

3(e) The first Lease Year shall commence on the first day of the Term and shall end on the next following 30th day of April; thereafter, the Lease Years shall consist of consecutive periods of twelve (12) months. If, however, the Landlord deems it necessary or convenient for the Landlord's accounting purposes, the Landlord, acting reasonably, may at any time and from time to time, by written notice to the Tenant, specify an annual date from which each subsequent Lease Year is to commence, and, in such event, the then current Lease Year shall terminate on the day preceding the commencement of such new Lease Year. The last Lease Year of the term shall terminate as of the termination of this Lease Agreement either on account of the running of time or on account of the early termination of this Lease under the terms hereof.


SET-OFF & ABATEMENT

3(f) All Minimum Rent and Additional Rent and other sums payable hereunder by the Tenant to the Landlord shall be payable without any deduction, set-off or abatement whatsoever, and shall be collectable as rent, except as herein expressly provided.


INTEREST ON ARREARS

3(g) If the Tenant shall fail to pay when due any Minimum Rent, Additional Rent, or installment on account thereof, or any other amount payable to the Landlord hereunder, the amount unpaid shall bear interest from the due date thereof to the date of payment at the rate of four (4%) percent in excess of the prime rate of interest then chargeable by the Landlord's bankers to its most favored customers on commercial loans in Canadian currency, but this provision for interest shall not limit any other remedies which the Landlord may have in respect of such default.


OPERATE ON CONTINUOUS BASIS

3(h)           Deleted Intentionally.


ADDITIONAL TAXES AND RATES

3(i) The Tenant shall pay in addition to the Minimum Rent an additional monthly sum (herein called the "Additional Rental for Taxes") estimated by the Landlord, acting reasonably, as sufficient to reimburse the Landlord for all municipal, provincial, federal or other governmental taxes or rates or charges of every nature or description, including without limiting the generality of the foregoing, realty taxes, school taxes, general taxes, goods and services taxes (GST), value added taxes, business transfer taxes, fire protection charges, water rates, sewerage rates, local improvement rates, general or particular levies or assessments, or charges or any similar rates, taxes, assessments or charges levied by any municipal, provincial, federal or other governmental authority against the building to the extent that the same are attributed to the Leased Premises but excluding any interest or penalty payable as a result of the failure by the Landlord to make any payment of any such taxes, rates, or charges when due and if such taxes, duties, rates, levies, assessments or charges are based on a municipal assessment then in proportion to the amount of a municipal assessment attributed to the Leased Premises as compared with the total assessment on the building, or if not based on assessment then prorated on the basis of the number of square feet contained within the outer surface of the exterior walls or center line of interior walls of the Leased Premises compared with the total number of square feet contained within the outer surface of the exterior walls of the building, it being the intent under this clause that when the building is fully rented the Landlord will be fully reimbursed for all such taxes, rates, levies, assessments and charges levied on the building, and upon the receipt by the Landlord of any demand for payment or statement of account with respect to any such taxes, rates and charges, it shall notify the Tenant of any variation in the monthly amount payable as Additional Rental for Taxes under this clause; provided, however, that the Landlord, acting reasonably, shall be entitled to vary the Additional Rental for Taxes at any time upon giving reasonable, notice in writing of such variation to the Tenant and all amounts payable under this Lease as Additional Rental for Taxes shall be recoverable by the Landlord from the Tenant in the same manner as rent reserved and in arrears under the terms hereof.

                For clarification, "taxes" shall not include capital taxes nor any tax calculated or assessed on the basis of capital invested or employed in the Leased Premises.

INSURANCE

3(j) The Landlord shall at all times throughout the Term maintain on the building fire insurance for full replacement cost with minimum by-law endorsement and broad extended coverage, boiler insurance coverage, insurance against loss of rental income by reason of fire or related perils and third person liability insurance protecting the Landlord against all or any claims for personal injury including death or property damage in an amount deemed advisable by the Landlord acting reasonably from time to time, and if and when deemed advisable by the Landlord, insurance against loss of an "all risk" nature including earthquake, and the Tenant shall reimburse the Landlord by paying a further additional monthly sum (herein called the "Additional Rental for Insurance") for all costs and charges in connection with any such insurance in the same proportion as the square foot area contained within the outside surface of the exterior walls or the center line of interior walls of the Leased Premises compares to the square foot area contained within the outside surface of the exterior walls of the building, and all such costs and charges may be recovered by the Landlord from the Tenant in the same manner as rent reserved and in arrears under the terms hereof. The Landlord shall obtain from its insurers a waiver of subrogation in favour of the Tenant.

                The Tenant shall, throughout the Term of the Lease, maintain adequate comprehensive general liabilty insurance and property damage insurance of not less than two million($2,000,000) dollars for each occurrence and shall have the Landlord named as co-insured and shall forward a copy of the policy as evidence of compliance with the Landlord's requirements

OPERATING AND MAINTENANCE COSTS

3(k) The Landlord shall maintain the building including the structure of the building, the surface of the roof, thereof, as well as the foundations, structural columns of the building and mechanical, electrical and other basic systems of the building and all the lands comprising the said building including the parking areas and landscaped areas, as well as operate the said building to the standard of a first class commercial building so as to give it high character and distinction and the Tenant shall reimburse the Landlord for its proportionate share of the costs to maintain and to operate said building in such a manner as hereinafter set forth which said proportionate share of the said operating costs are hereinafter called "Additional Rental for Operating Costs". The said operating costs shall, without limiting the generality of the foregoing, include the amounts paid whether by the Landlord or others on behalf of the Landlord for complete maintenance services for the building such as are in keeping with maintaining the standard of a first class commercial building so as to give it high character and distinction, all repairs and replacements required for such maintenance, including but not limited to the following: garbage removal, all grass cutting and removal and other landscaping costs, parking lot maintenance and snow removal, maintenance of the exterior of the building including roof repairs and subject to the amortization provision referred to later herein, the cost of any structural repairs or repairs of a capital nature, the costs of providing water and electricity not otherwise chargeable to tenants, service contracts with independent contractors, a reasonable amount paid for wages, benefits to janitors, caretakers and any other staff involved in the maintenance and management of the building, managerial and administration fees and expenses, supplies used in the maintenance of the building, the cost of heating, ventilating and/or air-conditioning the building, including the common areas of the building, and including repairs and all other replacements to all equipment used in the provision of electricity, heating, ventilating and air conditioning of the building including any meters and all other expenses paid or payable by the Landlord in connection with the operation of the building, but shall not include interest on debt or capital retirement of debt, or any amount directly chargeable by the Landlord to any tenant or tenants as otherwise provided herein, or the proceeds realized by the Landlord from any insurance claims made by the Landlord in connection with repairs done by the Landlord. The Tenant's proportionate share of such operating costs shall be in the same proportion that the square foot area contained within the outside surface of the exterior walls or the center line of interior walls of the Leased Premises compares to the square foot area contained within the outside surface of the exterior walls of the building; and all such costs and charges may be recoverable by the Landlord from the Tenant in the same manner as rent reserved and in arrears under the terms hereof.

There shall be excluded or deducted from Additional Rental for Operating Costs the following:

(i)            debt servicing costs and retirement of debt

(ii)           the costs of enforcing other tenants' leases;

(iii) the costs of leasing space, including any tenant inducement paid to or on behalf of, or the costs of completing any tenant's work for any tenant;

(iv) any fines or penalties that the Landlord incurs in connection with any failure to perform obligations, such as the late payment of taxes, unless caused by the default of the Tenant or those for whom it is in law responsible;

(v) the costs of acquisition of the lands and building, development of the lands and building and the cost of original construction of the building, or repairing premises intended by the Landlord to be leased, whether actually leased or not;

vi) advertising and other costs associated with the promotion of the building by the Landlord unless requested by the Tenant;

(vii) costs associated with surplus lands which the Landlord retains as part of the building for future expansion purposes;

(viii) any monies received by the Landlord pursuant to any warranties and guarantees to the extent that such monies are a reimbursement for work the cost of which was previously included in operating costs.

               Except for any utilities or taxes, which shall not be subject to the cap below, the amount payable by the Tenant under this Lease in respect of Additional Rental for Operating Costs shall be limited in each calendar year to the lesser of i) Tenant's proportionate share of the actual operating costs incurred by the Landlord in such calendar year, calculated as aforesaid, and (ii) the following amounts:

        Calendar Year            2000       $4.50 psf per annum

                                 2001       $4.73 psf per annum

                                 2002       $4.96 psf per annum

                                 2003       $5.21 psf per annum

                                 2004       $5.47 psf per annum

Provided, however, that the aforementioned limitation shall not apply to that portion of Additional Rental for Operating Costs attributable to taxes and/or utilities, the intent being that the Tenant shall pay its full proportionate share of such amounts in each calendar year of the Term whether those taxes and utilities apply to the Leased Premises or whether they represent the Tenant's share of taxes and utilities that are levied on common areas of the building or the building as a whole.

In so far as the replacement of major equipment or the replacement of major structural items then the amount which the Landlord can expense in any one year shall not exceed the greater of the cost of such replacement divided by the item's life expectancy in years or that amount which would be permitted to be expensed in any one year and still comply with generally accepted accounting principles. Such expense shall be permitted on an annual basis until the cost of such replaced item has been fully amortized or the Term has expired.

DIRECT CHARGE FOR WATER & SEWERAGE RATES & HYDRO CHARGES

3(l) Notwithstanding the foregoing provisions of this Lease, if at any time and from time to time the Leased Premises shall be equipped with a meter to measure usage of water or electricity or any water or sewerage rates or electrical charges referable only to the Leased Premises, the Tenant shall reimburse the Landlord for any costs involved in the original installation or repair or replacement of the meter itself and shall pay or reimburse the Landlord for payment of any water, sewerage, electricity or other rates to the extent that they are charged based on the meter measurement for service supplied to the Leased Premises.

PAYMENT OF ADDITIONAL RENT

3(m) During the Term of the Lease, the Tenant shall pay to the Landlord its proportionate share of Additional Rental for Taxes, Additional Rental for Insurance and Additional

               Rental for Operating Costs. Prior to the commencement of the term of this Lease and of each fiscal period selected by the Landlord thereafter which commences during the term of this Lease, the Landlord shall, acting reasonably, estimate the amounts of the said Additional Rentals as herein before set forth for the ensuing fiscal period or (if applicable) broken portion thereof, as the case may be, and shall notify the Tenant in writing of such estimate. The amount so estimated shall be payable in equal monthly installments in advance over the fiscal period or broken portion thereof in question, on the first day of each and every month during such fiscal period.

               The Landlord may from time to time alter the fiscal period selected in which case the appropriate adjustment in monthly installments shall be made. From time to time during a fiscal period, the Landlord may, acting reasonably, re-estimate the amount of the taxes, insurance, or operating costs or any of them and the Tenant's proportionate share thereof for such fiscal period or broken portion thereof, in which event the Landlord shall notify the Tenant in writing of such re-estimate and fix the monthly installments for the then remaining balance of such fiscal period or broken portion thereof such that, after giving credit for installments paid by the Tenant on the basis of the previous estimate or estimates, the Tenant's entire proportionate share of such Additional Rentals will have been paid during such fiscal period.

               As soon as is practicable after the expiration of each calendar year, the Landlord shall, acting reasonably, make a final determination and shall provide a statement certified as accurate by the Landlord, of such taxes, insurance, and operating costs and of the Tenant's proportionate share thereof for such fiscal period or broken portion thereof and shall notify the Tenant of such determination and the Landlord and the Tenant shall make the necessary readjustment within thirty (30) days of such notification to the Tenant. Neither the Landlord nor the Tenant may claim a readjustment with respect to such Additional Rentals based upon any error of estimation, determination or calculation thereof unless claimed in writing within one (1) year after the final determination thereof.

EXAMINATION OF RECORDS

3(n) The Tenant and its agents may within sixty (60) days of the receipt by the Tenant of any notice respecting Additional Rental for Taxes, Insurance or Operating Costs payable hereunder, at reasonable times, and upon giving reasonable prior notice in writing of its intention to do so, examine at the expense of the Tenant, the accounts, records, books, statements and other documents concerning such Additional Rental. All information obtained by the Tenant as a result of such examination shall be treated as confidential. All statements of operating costs and any other cost payable by Tenant shall be prepared in accordance with generally accepted accounting principles and shall be certified accurate by the Landlord.

APPEAL OF ASSESSMENT

3(o) The Tenant shall be entitled at any time and from time to time, provided that it has first obtained the Landlord's consent, at its own cost and expense to appeal any assessment or taxes imposed or levied on the Leased Premises or the building and may take such appeal in the name of the Landlord provided that such appeal is prosecuted in good faith, and provided that if the building or any part thereof or the Landlord shall become liable to assessment, prosecution, fine or other liability, the Tenant shall have given security in a form and in an amount satisfactory to the Landlord in respect of such liability and such undertakings as the Landlord may reasonably require to indemnify the Landlord from any costs of any nature in connection with such appeal.

TENANT'S COVENANTS

4.             THE TENANT COVENANTS WITH THE LANDLORD AS FOLLOWS:

(a)            To pay Minimum Rent and Additional Rents as herein set forth;

(b) To observe and perform all covenants and obligations of the Tenant herein;

(c) To pay all gas, electrical, water and sewer rates and charges levied, imposed rates (including the cost of installing, repairing or replacing any meter) charged or assessed against the Leased Premises as and when the same become due;

(d) To pay business and other taxes, charges, rates, duties and assessments levied, rated, charged or assessed against and in respect of the Tenant's occupancy of the Leased Premises or in respect of the personal property, trade fixtures, furniture and facilities of the Tenant or business of the Tenant on the Leased Premises, as and when the same become due, and to indemnify and keep indemnified the Landlord from and against all payment of all loss, costs, charges and expenses occasioned by or arising from any and all such taxes, rates, duties, assessments, license fees and any and all taxes which may in future be levied in lieu of such taxes, and also if the Tenant or any person occupying the Leased Premises or any part thereof shall elect to have the Leased Premises or any part thereof assessed for Separate School taxes, the Tenant shall pay to the Landlord as soon as the amount of the Separate School taxes is ascertainable, any amount by which the Separate School taxes exceed the amount which would have been payable for school taxes had such election not been made as aforesaid.

TENANT REPAIRS

4(e) And to repair, maintain and keep the Leased Premises in such good order and condition as they would be kept by a careful and prudent tenant of similar premises; and that the Landlord may, except in emergencies (where Landlord can immediately enter), upon 48 hours prior notice, enter and view state of repair and that the Tenant will repair according to notice in writing, reasonable wear and tear and damage by fire, lightning and tempest or other casualty against which the Landlord is insured only excepted; and that the Tenant will leave the Leased Premises in good repair, reasonable wear and tear and damage by fire, lightning and tempest or other casualty against which the Landlord is insured only excepted. Notwithstanding anything herein before contained, the Landlord may in any event make repairs to the Leased Premises without notice if such repairs are in the Landlord's reasonable opinion necessary for the protection of the building and provided the Landlord shall use its best efforts to try to minimize disruption to the operation of the Tenant. The Tenant covenants and agrees with the Landlord that if the Landlord acting reasonably exercises any such option to repair, the Tenant will pay to the Landlord together with the next installment of rent which shall become due after the exercise of such option all sums which the Landlord shall have expended in making such repairs and such sums if not so paid within such time shall be recoverable from the Tenant as rent in arrears. Provided further that in the event that the Landlord, acting reasonably, from time to time makes any repairs as hereinbefore provided, the Tenant shall not be deemed to have been relieved from the obligation to repair and leave the Leased Premises in a good state of repair.

REPAIRS DUE TO TENANT'S NEGLIGENCE

1(f) If the building including the Leased Premises, the boilers, engines, pipes and other apparatus (or any of them) used for the purpose of heating, ventilating or air-conditioning the building or if the water pipes, drainage pipes, electric lighting or other equipment of the building or the roof or outside walls of the building get out of repair as determined by the Landlord, acting reasonably, or become damaged or destroyed through the negligence, carelessness or misuse of the Tenant, its servants, agents, employees or anyone permitted by it to be in the building or through it or them in any way stopping up or injuring the heating apparatus, water pipes, drainage pipes or other equipment or part of the building the expense of the necessary repairs, replacements or alterations shall be borne by the Tenant who shall pay the same to the Landlord forthwith on demand.

ASSIGNING OR SUBLETTING

4(g) And the Tenant will not assign or sublet without leave which leave shall not be unreasonably withheld provided that the Landlord's consent shall not be required in the case of an assignment or sublease to an "affiliate" as defined in the Business Corporations Act of Ontario but only so long as the Guarantor and Tenant remain fully responsible for all obligations of this Lease. If the Tenant requests the Landlord's consent to an assignment of this Lease or to a subletting of the whole or any part of the Leased Premises, the Tenant shall submit to the Landlord the name of the proposed assignee or subtenant and such information as to the nature of its business and its financial responsibility and standing as the Landlord may reasonably require. The Landlord will, within seven (7) days after receiving such notice and the above-noted credit and financial information, notify the Tenant in writing as to whether it approves the Tenant's request. It is agreed that the proposed sublessee or assignee must demonstrate financial strength and credit worthiness of no lesser degree than the Tenant and Guarantor. In no event shall any assignment or subletting to an affiliate as defined above release or relieve the Tenant or Guarantor from the obligations to fully perform all the terms, covenants and conditions of this Lease. If, however, the Landlord consents to an assignment of this Lease to a third party then the Tenant and Guarantor shall be released from all obligations pursuant to this Lease and the guarantee respectively from and after the effective date of any such assignment.

CHANGE IN CORPORATE CONTROL

4(g)(2)(i)     Deleted Intentionally.


CHANGE IN TENANT'S NAME

4(g)(3)        Deleted Intentionally

RULES AND REGULATIONS

4(h) The Tenant and its employees and all persons visiting or doing business with it on the Leased Premises shall be bound by and shall observe such reasonable rules and regulations as may hereafter be set by the Landlord of which notice in writing shall be given to the Tenant and upon such notice being delivered all such rules and regulations shall be deemed to be incorporated into and form part of this Lease. The Rules and regulations as at the date of execution of this lease are those set out in Schedule " C". The Landlord shall enforce each rule and regulation against each tenant of the building and such enforcement shall be equitable amongst all tenants of the building.

USE OF PREMISES

4(i)           The Leased Premises shall be used only for OFFICE SPACE purposes.
               Subject to any specific imitations herein to the contrary, the Tenant shall have access to the Leased Premises 24 hours per day, 7 days per week.

INCREASE IN INSURANCE PREMIUMS

4(j) The Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Leased Premises any article which may be prohibited by any insurance policy in force from time to time covering the building. In the event the Tenant's occupancy or conduct of business in, or on the Leased Premises, whether or not the Landlord has consented to same, results in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the building, the Tenant shall pay any such increase in premiums as additional rent within thirty (30) days after bills for such additional premiums shall be rendered by the Landlord. In determining whether increased premiums are a result of the Tenant's use or occupancy of the Leased Premises, a schedule issued by the organization computing the insurance rate on the building and certified by a senior officer thereof showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. The Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Leased Premises.

CANCELLATION OF INSURANCE

4(k) If any policy of insurance upon the building or any part thereof shall be canceled by the insurer by reason of the use or occupation of the Leased Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant or by anyone permitted by the Tenant to be upon the Leased Premises, and the Tenant is unable to arrange similar insurance coverage, the Landlord may at its option determine this Lease forthwith by leaving upon the Leased Premises notice in writing of its intention so to do and thereupon rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such determination and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord and the Landlord may re-enter and take possession of same.

OBSERVANCE OF LAW

4(l) To comply with all provisions of law including without limitation, federal and provincial legislative enactment's, building by-laws, and any other governmental or municipal regulations which relate to the partitioning, equipment, operation and use of the Leased Premises, and to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Leased Premises. And to comply with all police, fire and sanitary regulations imposed by any federal, provincial or municipal authorities or made by fire insurance underwriters, and to observe and obey all governmental and municipal regulations and other requirements governing the conduct of any business conducted in the Leased Premises. Provided that in default of the Tenant so complying the Landlord may at its option where possible comply with any such requirement and the cost of such compliance shall be payable by the Tenant to the Landlord as additional rent and the Landlord may enforce payment thereof as rent in arrears. Provided that nothing herein, shall be deemed to require the Tenant to make any repairs, alterations or modifications of a structural nature or any repairs, alterations or modifications to the base building systems. The Landlord represents and warrants to the Tenant that, on the commencement date the building and the Leased Premises shall comply with all laws of the federal, provincial, municipal or any other governmental authority.

WASTE & OVERLOADING OF FLOORS

4(m) Not to do or suffer any waste or damage, disfiguration or injury to the Leased Premises or the fixtures and equipment thereof or permit or suffer any overloading of the floors thereof; and not to place therein any safe, heavy business machine or other heavy thing without first obtaining the consent in writing of the Landlord; and not to use or permit to be used any part of the Leased Premises for any dangerous, noxious or offensive trade or business and not to cause or permit any nuisance in, at or on the Leased Premises; and without the prior consent in writing of the Landlord, the Tenant will not bring onto or use in the Leased Premises or permit any person subject to the Tenant to bring onto or use on the Leased Premises any fuel or combustible material for heating, lighting or cooking nor will it allow onto the Leased Premises any stove, burner, apparatus or appliances for utilizing the same not including a microwave oven, and the Tenant will not purchase, acquire or use electrical current or gas for consumption on the Leased Premises except from some supplier thereof as shall have been approved in writing by the Landlord, acting reasonably.

INSPECTION

4(n) To permit the Landlord, its servants or agents, upon at least 48 hours prior notice (except in an emergency), to enter upon the Leased Premises at any time and from time to time for the purpose of inspection and of making emergency repair alterations or improvements to the Leased Premises or to the building and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby. The Landlord, its servants or agents may at any time and from time to time enter upon the Leased Premises to remove any article or remedy any condition which in the reasonable opinion of the Landlord, reasonably arrived at, would be likely to lead to cancellation of any policy of insurance as referred to in Paragraph 4(j) and such entry by the Landlord shall not be deemed to be a re-entry.

INDEMNITY BY TENANT

4(o) And the Tenant agrees to indemnify and save harmless the Landlord of and from all liabilities, suits, claims, demands, and actions of any kind or nature, including the full cost of the Landlord in resisting or defending same, to which the Landlord shall or may become liable for or suffer by reason of any breach, violation or non-performance by the Tenant of any covenant, term or provision hereof or by reason of any occurrence resulting from, occasioned to or suffered by any person or property by reason of any act, neglect or default on the part of the Tenant or any of its officers, agents, employees, visitors, customers or licensees; and the covenant of the Tenant in regard to such indemnification occurring during the term of the Lease or any renewal or over holding in respect thereof shall continue in full force and effect notwithstanding the expiration of the term or the termination of this Lease for any reason whatsoever for a period of one (1) year after expiration or other termination of the Term.

                        The Landlord shall be responsible for damage caused as a
                result of its breach of this Lease and agrees to indemnify and save harmless the Tenant of and from all liabilities, suits, claims, demands, and actions of any kind or nature, including the full cost of the Tenant in resisting or defending same, to which the Tenant shall or may become liable for or suffer by reason of any breach, violation or non-performance by the Landlord of any covenant, term or provision hereof or by reason of any occurrence resulting from, occasioned to or suffered by any person or property by reason of any act, neglect or default on the part of the Landlord or any of its officers, agents, employees, visitors, customers or licensees; and the covenant of the Landlord in regard to such indemnification occurring during the term of the Lease or any renewal or over holding in respect thereof shall continue in full force and effect notwithstanding the expiration of the term or the termination of this Lease for any reason whatsoever for a period of one (1) year after expiration or other termination of the Term.

NO ABATEMENT OF RENT

4(p) That there shall be no abatement or reduction of rent and that the Landlord shall not be liable for any damage howsoever caused to property of the Tenant or of any person subject to the Tenant which is in or upon or being brought to or from the Leased Premises or the building or for personal injury (including death) sustained in any manner by the Tenant or any person subject to the Tenant while the Tenant or any such person is in or upon or entering or leaving the Leased Premises or building and the Tenant will indemnify and save harmless the Landlord from and against all claims and demands made against the Landlord by any person for or arising out of any such property damage or personal injury unless such property damage or personal injury may have been attributable to fault or neglect on the part of the Landlord or of any person for whom the Landlord is responsible.

EXHIBITING PREMISES

4(q) To permit the Landlord or its agents or servants to enter and show the Leased Premises upon 48 hours prior notice during normal business hours, to prospective purchasers of the building and may after notice terminating this Lease has been given by the Tenant, if applicable, or within the last six (6) months of the Term, enter and show the Leased Premises to prospective tenants and erect a sign with reasonable dimensions stating that the Leased Premises are "For Rent".

ALTERATIONS, ETC.

4(r) The Tenant will not make or erect in or to the Leased Premises any installations, alterations, additions or partitions or remove or change the location or style of any equipment, outlets, piping or wiring relating to the electrical, plumbing, water, gas or heating systems without submitting drawings and specifications to the Landlord and obtaining the Landlord's prior written consent in each instance not to be unreasonably withheld or delayed (and the Tenant must further obtain the Landlord's prior written consent to any change or changes in such drawings and specifications submitted as aforesaid, prior to proceeding with any work based on such drawings or specifications); such work may be performed by contractors engaged by the Tenant but in each case only under written contract approved in writing by the Landlord, acting reasonably, and subject to all reasonable conditions which the Landlord may impose, provided nevertheless that the Landlord may at its option require that the Landlord's contractors be engaged for any mechanical or electrical work; without limiting the generality of the foregoing any work performed by or for the Tenant shall be performed by competent workmen whose labor union affiliations are not incompatible with those of any workmen who may be employed in the building by the Landlord, its contractors or subcontractors; the Tenant shall submit to the Landlord's supervision over construction and promptly pay to the Landlord's or the Tenant's contractors, as the case may be, when due, the cost of all such work and of all materials, labor and services involved therein and of all decoration and all changes in the building, its equipment or services, necessitated thereby. The Tenant covenants that it will not suffer or permit during the term hereof any construction or other liens for work, labor, services or materials ordered by it or for the costs of which it may be in any way obligated to attach to the Leased Premises or to the building and that whenever and so often as any such liens shall attach or claims therefor shall be filed, the Tenant shall within thirty (30) days after the Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law. Any such alterations, additions and fixtures shall when made or installed be and become the property of the Landlord without payment being made therefor; provided that upon the determination of this Lease the Landlord may at its option require the Tenant to remove the same and to restore the Leased Premises to the condition in which they were at the commencement of this Lease, reasonable wear and tear excepted.

MAINTENANCE

4(s)i Unless caused by the misuse or neglect of the Tenant, the Landlord shall repair all plate and window glass facing the exterior or facing any common areas of the Building, outlets, wiring, plumbing, plumbing fixtures, heating equipment and all water and gas piping and outlets within the Leased Premises and the cost of such repairs shall form part of the operating costs as described in paragraph 3(k) herein and the Tenant shall pay its share of such costs. Any repairs caused by the misuse or neglect of the Tenant shall be repaired by the Landlord but the Tenant shall reimburse the Landlord for all such costs.

(s)ii) That the Tenant will maintain the Leased Premises in good repair including all plate and window glass within the Leased Premises and not facing the exterior or common areas, and all light fixtures, within the Leased Premises. The Tenant acknowledges that it has inspected the entire Leased Premises, that they are clean and in good order and in a good state of repair, and that all plate and window glass is whole.

SIGNS

4(t) The Tenant shall erect and maintain an identification sign of a type and in a location of which the Landlord, acting reasonably, shall have approved in writing, and shall not erect, install, inscribe, paint or affix any sign, lettering or advertisement upon or above the exterior of the Leased Premises or the building in which they are situate, including the exterior glass surface of the windows or doors, without first in each instance, securing the written approval of the Landlord not to be unreasonably withheld. Should the Tenant install, display, inscribe, paint or affix any sign, lettering or advertisement to or upon the interior doors which face common areas of the building without in each instance the prior written approval of the Landlord, as aforesaid, and should such sign prove objectionable to the Landlord, acting reasonably, it shall be removed forthwith by the Tenant upon the request of the Landlord. Notwithstanding the foregoing, as part of the leasehold improvement package referred to in Schedule "D" of this Lease, the Tenant will have the right to place its name on a sign panel on the pylon. The size, color and location of such signage will be mutually agreed to between the parties, subject to all requirements of any governmental authorities.

NAME OF BUILDING

4(u) Not to refer to the building by any name other than that designated from time to time by the Landlord and the Tenant shall use the name of the building for the business address of the Tenant but for no other purpose.



KEEP TIDY

4(v) At the end of each business day, to leave the Leased Premises in a tidy condition.


GARBAGE REMOVAL

4(w)           Deleted Intentionally.


DELIVERIES

4(x) The Tenant shall receive, ship, take delivery of and allow and require suppliers or others to deliver or take delivery of merchandise, supplies, fixtures, equipment, furnishings, wares or merchandise only through the facilities provided for that purpose, but this restriction shall not apply to the retail customers of the Tenant.

NOTICE OF DAMAGE

4(y) That in the event of damage to the Leased Premises from any cause or of any damage to or defect in any electrical, plumbing, heating, water, sprinkler or gas systems within or leading to the Leased Premises, the Tenant shall give immediate notice of such damage or defect to the Landlord and in case of fire, to the Fire Department.


CERTIFICATES

4(z) The Tenant agrees that it will at any time and from time to time upon not less than ten (10) days prior notice execute and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), the amount of the annual rental then being paid hereunder, the dates to which the same, by installments or otherwise, and other charges hereunder have been paid, and whether or not there is any existing default on the part of the Landlord of which the Tenant has notice.


QUIET ENJOYMENT

5.             The Landlord covenants with the Tenant:

                v)      for quiet enjoyment;

                vi) to observe and perform all covenants and obligations of the Landlord herein; and

                vii) that it has the right, power and authority to enter into this Lease and to demise and lease unto the Tenant the Leased Premises as provided in this Lease.


LANDLORD'S COVENANTS

6.             The Landlord further covenants with the Tenant as follows:
               Subject to the Tenant paying its proportionate share as set forth in Paragraphs 3(a), 3 (i) and 4(d) hereof, to pay all taxes and rates, municipal, parliamentary or otherwise, including without limiting the generality of the foregoing, water rates with respect to the Leased Premises and building or assessed against the Landlord in respect thereof, except such as the Tenant has herein covenanted to pay.

PARKING

7. The Tenant and all persons employed by or doing business with the Tenant shall have the use of the land as designated from time to time by the Landlord for the purpose of access to and egress from the Leased Premises, provided that no person or Tenant shall have the exclusive use of any particular parking space and no motor vehicle shall be parked on any part of the lands contained in the building which is a loading zone or is not designated by the Landlord for parking or where signs are in place indicating that parking is prohibited and the Tenant agrees to reimburse the Landlord on demand for the cost of removal of any motor vehicles which are parked in breach of this clause and which belong to or are parked by any person employed by or doing business with the Tenant, all such costs to be recoverable by the Landlord as additional rent under this Lease. It is specifically understood and agreed that the Landlord shall have the right to make all reasonable rules, regulations and by-laws relating to the operation of the parking lot and means of ingress to and egress from the building or any part thereof, in regard to the parking, traffic control, excessive weights of loads on ramps or loading docks and all such matters as are required or are normally incidental to the proper management of the building, but no such rules, regulations or by-laws shall in any way limit or restrict the nature or extent of the business carried on by the Tenant within the covenants herein expressed or the mode of operation thereof. The Tenant covenants and agrees that it will observe, abide by and conform to all such reasonable rules, regulations and by-laws made or established by the Landlord as aforesaid. Throughout the term and any renewal term, the Tenant, its employees and persons doing business with the Tenant, shall have the right to use sixteen (16) unreserved exterior surface parking spots at no additional cost.

FIXTURES

8. Provided that the Tenant may remove its trade fixtures; provided further, however, that all installations, alterations, additions, partitions, and fixtures other than trade fixtures in or upon the Leased Premises, whether placed there by the Tenant or the Landlord, shall immediately upon such placement, be the Landlord's property without compensation therefor to the Tenant and, except as hereinafter mentioned in this Paragraph 8 shall not be removed from the Leased Premises by the Tenant at any time either during or after the term. Notwithstanding anything herein contained, the Landlord shall be under no obligation to repair or maintain the Tenant's installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by the Tenant; and further notwithstanding anything herein contained, the Landlord shall have the right upon the termination of this Lease by affluxion of time or otherwise to require the Tenant to remove its installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by the Tenant and to make good any damage caused to the Leased Premises by such installation or removal.

FIRE

9. Provided that if during the continuation of this Lease the building or the Leased Premises are destroyed or damaged by fire or the elements, then the following provisions shall apply:

(a) If the building or the Leased Premises are totally destroyed or are partially destroyed so as in the opinion of the Landlord, based on certificates of an engineer or appropriate professional, to render the Leased Premises wholly unfit for occupancy by the Tenant, or if they shall be so badly damaged that they cannot in the opinion of the Landlord be repaired with reasonable diligence within ninety
               (90) days of the happening of such damage, then either the Landlord or the Tenant may elect to terminate this Lease by giving to the other party, within thirty (30) days after the damage, notice of termination, and thereupon, the Tenant shall pay rent only to the time of such damage.

(b) But if the building or the Leased Premises are partially destroyed and can in the opinion of the Landlord, based on certificates of an engineer or appropriate professional, be repaired with reasonable diligence within ninety (90) days from the happening of such damage and if the damage is such as to render the Leased Premises wholly unfit for occupancy by the Tenant, then the rent shall not run or accrue after said damage, while the process of repairs in going on, and the Landlord shall repair same with all reasonable speed, and then the rent shall recommence immediately after said repairs shall be completed.

(c) But if the building or the Leased Premises can in the opinion of the Landlord be repaired within ninety (90) days from the happening of such damage, and if the damage is such that the Leased Premises can be partially used by the Tenant, then until such damage shall have been repaired, the rent shall abate in the proportion that the portion of the Leased Premises rendered unfit for occupancy bears to the whole of the Leased Premises from the date of damage until the day after the Landlord has completed the restoration, and the Landlord shall repair same with all reasonable speed and diligence.

DAMAGE OF PROPERTY

10. The Landlord shall not be liable or responsible in any way for any loss of or damage or injury to any property belonging to the Tenant or to employees of the Tenant or to any other person while such property is on the Leased Premises or in the building or in or on the surrounding lands and buildings owned by the Landlord whether or not such property has been entrusted to employees of the Landlord and without limiting the generality of the foregoing, the Landlord shall not be liable for any damage to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the building or from the water, steam or drainage pipes or plumbing works of the building or from any other place or quarter or from any damage caused by or attributable to the condition or arrangement of any electric or other wiring or for any damage caused by anything done or omitted by any other tenant.

DELAYS IN PROVISION OF SERVICE

11. Except for payment of any and all rent payments by Tenant for which no delays shall be permitted, it is understood and agreed that whenever and to the extent that the Landlord and Tenant shall be unable to fulfill, or shall be delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labor required to enable it to fulfill such obligation or by reason of any statute, law or order-in-council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or any governmental department or officer of other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its control whether in the foregoing character or not, the Landlord or Tenant, as applicable, shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction, and neither shall be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

DEFAULT OF TENANT

12. Provided and it is hereby expressly agreed that (i) if and whenever the rent hereby reserved or any part thereof shall not be paid within five (5) business days of the day appointed for payment thereof, whether lawfully demanded or not, or (ii) in case of breach or non-observance or non-performance of any of the other covenants, agreements, provisos, conditions or rules and regulations on the part of the Tenant to be kept, observed or performed, for fifteen (15) business days after notice in writing from the Landlord or such longer period of time as is reasonable in the circumstances, provided that within such fifteen (15) business day period, the Tenant has commenced and thereafter proceeds diligently with any such cure, or (iii) in case the term shall be taken in execution or attachment for any cause whatever, then and in every such case, it shall be awful for the Landlord thereafter to enter into and upon the Leased Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding other than the proviso to this Paragraph 12.

BANKRUPTCY, ETC.

13. Provided further that in case without the written consent of the Landlord the Leased Premises shall be used by any other person than the Tenant or for any other purpose than that for which the same were let or in case the term or any of the goods and chattels of the Tenant shall be at any time seized in execution or attachment by any creditor of the Tenant or the Tenant shall make any assignment for the benefit of creditors or any bulk sale without the consent of the Landlord or become bankrupt or insolvent or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors, or, if the Tenant is a corporation and any order shall be made for the winding up of the Tenant, or other termination of the corporate existence of the Tenant, then in any such case this Lease shall at the option of the Landlord cease and determine and the term shall immediately become forfeited and void and the then current month's rent and the next ensuing three (3) months rent shall immediately become due and be paid and the Landlord may re-enter and take possession of the Leased Premises as though the Tenant or other occupant or occupants of the Leased Premises was or were holding over after the expiration of the Term without any right whatever.

RE-ENTRY BY LANDLORD

14. The Tenant further covenants and agrees that on the Landlord's becoming entitled to re-enter upon the Leased Premises under any of the provisions of this Lease, the Landlord in addition to all other rights shall have the right to enter the Leased Premises as the agent of the Tenant either by force or otherwise, without being liable for any prosecution therefor and to re-let the Leased Premises as the agent of the Tenant, and to receive the rent therefor and as the agent of the Tenant, to take possession of any furniture or other property on the Leased Premises and to sell the same at public or private sale without notice and to apply the proceeds of such sale and any rent derived from reletting the Leased Premises upon account of the rent under this Lease, and the Tenant shall be liable to the Landlord for the deficiency, if any.

LANDLORD'S RIGHT OF TERMINATION

15. The Tenant further covenants and agrees that upon the Landlord becoming entitled to re-enter upon the Leased Premises under any of the provisions of this Lease, the Landlord, in addition to all other rights, shall have the right to determine forthwith this Lease and the term by leaving upon the Leased Premises notice in writing of its intention so to do, and thereupon, rent shall be computed, apportioned and paid in full to the date of such determination of this Lease and any other payments for which the Tenant is liable under this Lease shall be paid and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord, and the Landlord may re-enter and take possession of same.

DISTRESS

16. The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress, and covenants and agrees that notwithstanding any such statute, none of the goods and chattels of the Tenant on the Leased Premises at any time during the term shall be exempt from levy by distress for rent in arrears. In the event that the Tenant shall remove or permit the removal of any of its goods or chattels from the Leased Premises, the Landlord may within thirty
               (30) days thereafter and if the Tenant is in arrears of rent, seize such goods and chattels wherever the same may be found and may sell or otherwise dispose of same as if they had actually been distrained upon the Leased Premises by the Landlord for arrears of rent.

LANDLORD'S WORK

17. The Landlord agrees to complete at its sole cost and expense the work as outlined in Schedule " D" hereto.

NON-WAIVER

18. No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of the Landlord herein in respect of any such continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord save only express waiver in writing. All rights and remedies of the Landlord in this Lease contained shall be cumulative and not alternative.

OVER-HOLDING

19. If the Tenant shall continue to occupy the Leased Premises after the expiration of this Lease with or without the consent of the Landlord, and without any further written agreement, the Tenant shall become and be a monthly tenant only (terminated by one calendar month's notice) at a rent equivalent to the monthly rental hereby reserved for the last month of the Term or extended term herein, and subject to all the terms and conditions herein set out except as to length of tenancy.

RECOVERY OF ADJUSTMENT

20. The Landlord shall have (in addition to any other right or remedy of the Landlord) the same rights and remedies in the event of default by the Tenant in payment of any amount payable by the Tenant hereunder, as the Landlord would have in the case of default in payment of rent.

NOTICE

21. Any notice required or contemplated by any provisions of this Lease shall be given in writing enclosed in a sealed envelope addressed, in the case of notice to the Landlord, at 451 DALY AVENUE, 2ND FLOOR, OTTAWA, ONTARIO K1N 6H6 and in the case of notice to the Tenant, to it at the Leased Premises and mailed, registered and postage prepaid. The time of giving of such notice shall be conclusively deemed to be the fourth business day after the day of such mailing. Such notice shall be delivered, in the case of notice to the Landlord, to an executive officer of the Landlord, and in the case of notice to the Tenant, to it personally, or to the manager operating the Tenant's business upon the Leased Premises, or to an executive officer or director of the Tenant if the Tenant is a corporation. Such notice, if delivered shall be conclusively deemed to have been given and received at the time of such delivery. If in this Lease two or more persons are named as Tenant, such notice shall also be sufficiently given if and when the same shall be delivered personally to any one of such persons. Provided that either party may, by notice to the other from time to time designate another address in Canada to which notices mailed more than ten (10) days thereafter shall be addressed.

SUBORDINATION

22. The Landlord agrees to use its best efforts to obtain a non-disturbance agreement satisfactory to both parties from any existing mortgagee of the property and from any future mortgagee but only in the event that such future mortgagee requests that the Tenant postpone or subordinate this lease to such mortgage.

LEASE ENTIRE AGREEMENT

23. The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease constitutes the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by the Landlord and the Tenant.

REGISTRATION

24. The Tenant covenants and agrees with the Landlord that the Tenant will not register this Lease in this form in the Registry Office or the Land Titles Office. If the Tenant desires to make a registration for the purpose only of giving notice of this Lease, then the parties hereto shall execute a short form thereof solely for the purpose of supporting an application for registration of notice thereof.

OPTION TO RENEW

25.            Deleted Intentionally.

NET RENT

26. It is expressly agreed between the Landlord and the Tenant that it is intended that the rent reserved in this Lease shall be an absolutely net/net/net return to the Landlord during the Term of the Lease without regard to the condition of the Leased Premises, free of any and all costs, expenses, taxes and charges with respect to the Leased Premises whatsoever, save and except only taxes which are attributable to the income or profits of the Landlord and any charges to the Landlord in respect of the amortization or interest under any mortgage or charge on the building.

PAYMENTS BY TENANT

27. In addition to any other specific provisions herein contained, where the Tenant is obligated under the terms of this Lease to pay any moneys or to do any act involving the payment of money, and the Tenant shall fail to carry out its obligations after notice in writing and the expiry of the applicable cure period, the Landlord may do such act or pay such moneys and charge the cost of doing such act or the amount of such moneys paid against the Tenant and may enforce the payment thereof by the Tenant in the same manner as rent reserved and in arrears under the terms of this Lease, and the Tenant shall pay unto the Landlord, in respect of any amount so paid in respect of any rent or additional rent not paid on the due date thereof, interest at the rate computed in accordance with Paragraph 3(j) hereof.

POST-DATED CHEQUES

28.            Deleted Intentionally.

INTERPRETATION

29.     (a)     In this Indenture "herein", "hereof", "hereby", "hereunder",
               "hereto", "hereinafter" and similar expressions refer to this indenture and not to any particular paragraph, section or other portion thereof, unless there is something in the subject matter or context inconsistent therewith.

        (b) "business day" means any of the days from Monday to Friday of each week inclusive unless such day is a holiday.

        (c) "normal business hours" means the hours from 8:00 a.m. to 6:00 p.m. on business days.

SEVERABILITY OF COVENANTS

30. The Landlord and the Tenant agree that all of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof. Should any provision or provisions of his Lease be illegal or not enforceable it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

CAPTIONS

31. The captions appearing in this Lease have been inserted as a matter of convenience and for reference only, and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof.

SUCCESSORS & ASSIGNS

32. This indenture and everything herein contained shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns and other legal representatives as the case may be, of each and every of the parties hereto, and every reference herein to any party hereto shall include the heirs, executors, administrators, successors and assigns and other legal representatives of such party, and where there is more than one tenant, the provisions hereof shall be read with all grammatical changes thereby rendered necessary, and all covenants shall be deemed joint and several. The neutral gender shall include both the masculine and feminine gender.

ADDITIONAL TAXES

33. If any business transfer tax, value-added tax, multi-stage sales tax, sales tax, goods and services tax (GST) or any like tax is imposed on the Landlord by any governmental authority on any rent payable by the Tenant under this Lease, the Tenant shall reimburse the Landlord for the amount of such tax forthwith upon demand as additional rent.

CHANGES TO BUILDING

34.            Deleted Intentionally.

GUARANTEE

35(a)          Deleted Intentionally. (See attached Rider)

               IN WITNESS WHEREOF the parties hereto have hereunto set their respective hands and seals and/or affixed their corporate seals duly attested to by the hands of their proper signing officer(s) authorized in that behalf.


SIGNED, SEALED AND DELIVERED
In the presence of:                 )       350 PALLADIUM DRIVE INC.
                                    )                 (LANDLORD)
                                    )
                                    )       Per: /s/ Signature Illegible
                                    )       Name:
                                    )       Position
                                    )       I have the authority to bind the
                                    )        Corporation
                                    )
                                    )       SUKANG INC.
                                    )          (LANDLORD)
                                    )
                                    )       Per: /s/ Signature Illegible
                                    )       Name:
                                    )       Position:
                                    )       I have the authority to bind the
                                    )        Corporation
                                    )
                                    )       STANFORD MICRODEVICES (CANADA) INC.
                                    )           (TENANT)
                                    )
                                    )       Per: /s/ Signature Illegible
                                    )       Name:     Tom Scannell
                                    )       Position: President
                                    )       I have the authority to bind the
                                    )        Corporation
                                    )
                                    )       STANFORD MICRODEVICES INC.
                                    )          (as GUARANTOR)
                                    )
                                    )       Per: /s/ Signature Illegible
                                    )       Name:     Tom Scannell
                                    )       Position: President
                                    )       I have the authority to bind the
                                    )        Corporation

                                  Schedule "A"

                            Legal Description - Lands

Firstly:

Part of Lot 1, Concession 2

Designated as Part 1 on Plan 4R-14540

Geographic Township of March

City of Kanata

Regional Municipality of Ottawa-Carleton



Land Titles Division of Ottawa-Carleton (No. 4)


Secondly:

Part of Lot 1, Concession 2

Designated as Parts 2 and 3 on Plan 4R-14540

Geographic Township of March

City of Kanata

Regional Municipality of Ottawa-Carleton


Land Titles Division of Ottawa-Carleton (No. 5)

                                  SCHEDULE "B"

                                   FLOOR PLAN

                                 [CHART OMITTED]

                                  SCHEDULE "C"

                              Rules and Regulations

The Tenant and its invitees and employees shall observe the following rules and regulations (as added to, amended or modified from time to time by the Landlord).

1.      SECURITY    Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the same ,or any equipment finishings or contents thereof, and Tenant shall comply with Landlord's reasonable requirements relative thereto.

2.      LOCKS    Landlord may from time to time install and change locking
        mechanisms on the entrances to the Building, common area thereof, and the Premises, and shall provide to the Tenant a reasonable number of keys and replacements therefore to meet the bona fide requirements of the Tenant. In these rules "keys" include any device serving the same purpose. Tenant shall not add to or change existing locking mechanisms on any door in or to the Leased Premises without Landlord's prior written consent and without providing a copy of the key to the Landlord. If, with Landlord's consent, Tenant installs lock(s)incompatible with the Building master locking system:

        (a) Landlord, without abatement of Rent, shall be relieved of any obligation under the Lease to provide any service to the affected areas which require access thereto,

        (b) Tenant shall indemnify Landlord against any expense as a result of forced entry thereto which may be required in an emergency, and

        (c) Tenant shall at the end of the Term and at Landlord's request remove such lock(s) at Tenant's expense.

3.      RETURN OF KEYS    At the end of the Term, Tenant shall promptly return
        to Landlord all keys for the Building and Leased Premises which are in possession of Tenant.

4.      WINDOWS    Tenant shall observe Landlord's rules with respect to
        maintaining window coverings at all windows in the Leased Premises so that the Building presents a uniform exterior appearance, and shall not install any window shades, screens, drapes, covers or any other on or at window in the Leased Premises without Landlord's prior written consent.

5.      REPAIR, MAINTENANCE, ALTERATIONS AND IMPROVEMENTS    Tenant shall carry
        out Tenant's repair, maintenance, alterations and improvements in the Leased Premises only during times agreed to in advance by Landlord acting reasonably and in a manner in which will not interfere with the rights of other tenants in the Building.

6.      WATER FIXTURES    Tenant shall not use water fixtures for any purpose
        for which they are not intended, nor shall Tenant tamper in any way with water fixtures so as to increase water consumption. Tenant shall pay for any cost or damage resulting from such misuse by Tenant.

7.      PERSONAL USE OF LEASED PREMISES    The Leased Premises shall not be used
        or permitted to be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.

8.      HEAVY ARTICLES    Tenant shall not place in or move about the Leased
        Premises without Landlord's prior written consent any safe or other heavy article, which in the Landlord's reasonable opinion may damage the Building and Landlord may designate the location of any heavy articles in the Leased Premises.

9.      CARPET PADS    In those portions of the Leased Premises where carpet has
        been provided directly or indirectly by Landlord, Tenant shall at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

10.     BICYCLES, ANIMALS    Tenant shall not bring any animals or birds into
        the Building and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

11.     DELIVERIES    Tenant shall insure that deliveries of materials and
        supplies to the Leased Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage to the Building caused by any person making such deliveries.

12.     FURNITURE AND EQUIPMENT    Tenant shall insure that furniture and
        equipment being moved into or out of the Leased Premises is moved through such entrances, elevators and corridors and at such times as may from time to time be designated by the Landlord, and by movers or a moving company approved by Landlord and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Building caused thereby.

13.     SOLICITATIONS    Landlord reserves the right to restrict or prohibit
        canvassing, soliciting or peddling in the Building.

14. FOOD AND BEVERAGES Tenant shall be permitted the use of the equipment on the Leased Premises for the dispensation of soft drinks, cold confectioneries and the like, for the preparation of coffee, tea and the like, and for the warming of food already prepared. The Tenant shall not permit on the premise equipment for the preparation of food. In addition only persons approved from time to time by the Landlord may prepare, solicit orders for, sell, serve, or distribute foods or beverages in the Building or use the elevators, corridors or common areas for such purpose. This however shall not prevent the Tenant from using catering services from time to time for special occasions as luncheons and receptions.

15.     REFUSE    Tenant shall place all refuse in proper receptacles provided by Tenant at its expense in the Leased Premises or in receptacles (if any) provided by Landlord for the Building and shall keep sidewalks and driveways outside the Building and lobbies, corridors, stairwells, ducts and shafts of the Building free of all refuse.

16.     OBSTRUCTIONS    Tenant shall not obstruct or place anything in or on the
        sidewalks or driveways outside the building or in the lobbies, corridors, stairwells or other common areas of the Building, or use such locations for any purpose except access to and exit from the Leased Premises without Landlord's prior written consent. Landlord may remove at Tenant's expense any such obstruction or thing (unauthorized by Landlord) without notice or obligation to Tenant.

17.     DANGEROUS OR IMMORAL ACTIVITIES    Tenant shall not make any use of the
        Leased Premises which involves the danger or injury to any person, nor shall the same be used for any immoral purpose.

18.     PROPER CONDUCT    Tenant shall not conduct itself in any manner which is
        inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the building.

19.     EMPLOYEES, AGENTS AND INVITEES    In these Rules and Regulations, Tenant
        includes the employees, agents, invitees and licensees of Tenant and others permitted by Tenant to use or occupy the Leased Premises.

20.     PARKING    Subject to the provisions of this Lease, the Tenant, its
        employees, agents and suppliers shall park only in those portions of the parking area on the Land designated for such purposes by the Landlord. If required by Landlord to control parking, Tenant will provide Landlord with the license numbers of the cars of Tenant and its employees authorized to park in the parking area.

21.     WINDOWS AND WINDOW COVERINGS    The skylights and windows that reflect
        or admit light into any place in the Building shall not be covered or obstructed by the Tenant, and no awnings, curtains or blinds shall be installed without the prior written consent of the Landlord. Window coverings that are installed shall have lining on the side facing the interior side of exterior windows. The Tenant shall not and shall not permit its employees, agents or invitees to throw anything out the windows or doors of the Building or into the passageways, stairways, lightwells or elevators shafts of the Building.

22.     SMOKING    Smoking is prohibited in all common areas of the Building.

                                  SCHEDULE "D"

                                 LANDLORD'S WORK

The Landlord will at its cost provide to the Tenant a building standard improvement package based on the preliminary plans outlined in Schedule "B" and more fully described as follows:

CEILINGS

* Inverted T-bar ceiling grid with lay-in tile, with appropriate air supply and return fixtures..

HVAC

* Configuration of system to include all supply and return ductwork, diffusers, grills, dampers and controls, all connected back to the base building HVAC system. Final distribution to suit Tenant's layout.

LIGHTING

* Lighting will be 20 * 60 2 lamp lay-in T-Bar fluorescent lighting fixtures with acrylic K12 lens providing a lighting level intensity of 45 foot-candles at desktop height.

MISCELLANEOUS

*       Suite Entry and Directory Signage.

* Suite entrance door with one side light and Building standard hardware and lockset.

SERVICES

* Security card access system for access to the building entrances and elevator after normal business hours.

*       A common mail box will be provided for Tenant

* An electronically zoned fire alarm system located in the plenums on each floor. The alarm consisting of pull stations next to each exit door, fire bells smoke detectors, wet sprinkler flow valves and speakers.

ELECTRICAL POWER:

* All distribution wiring and devices, including electrical outlets from the base building panels.

PLUMBING & MILLWORK

* A standard kitchen sink with upper and lower cabinets as shown on the plans

FIRE PROTECTION:

* Reconfiguration and or addition of sprinkler system to suit Tenant's office layout.

WALLS:

* Drywall partitions, painted steel door frames, paint grade doors, finish hardware in Leased Premises as shown.

FINISHES:

* Wall finishes to be painted, flooring will be 26 oz. carpet except for the lab area which will be anti-static tile and in front of the kitchen area which will be vinyl tile.

ARCHITECTURAL, ENGINEERING AND PERMITS

* The Landlord will be responsible for architectural, mechanical and electrical fees and permits for the interior fit-up drawings for the Tenant Improvements.

ITEMS NOT INCLUDED

        *      Furniture Workstations

        *      Reception Furniture

        *      Telephone System and Data Cabling

        *      Custom millwork

        *      Kitchen Equipment

        *      Window coverings

                            SCHEDULE "E" - GUARANTEE



To induce the Landlord to execute and deliver the lease to which this guarantee is appended and in consideration of the execution and delivery thereof by the Landlord, the undersigned (the "Guarantor") as principal obligor and not as surety hereby covenants with the Landlord as follows:

1. The Guarantor hereby unconditionally guarantees all of the obligations of the Tenant under the Lease and accordingly covenants and agrees with the Landlord that all the covenants, agreements and other obligations of the Tenant under the Lease shall, be fully performed, such guarantee being upon the following terms:

        (a) the liability of the Guarantor to the Landlord shall be for all purposes as if the Guarantor was primary obligor hereunder, and not merely surety for the obligations of the Tenant, and the Landlord shall not be obliged to resort to or exhaust any recourse which it may have against the Tenant or any other person before being entitled to claim against the Guarantor,

        (b) no dealings between the Landlord and the Tenant of whatsoever kind, whether with or without notice to the Guarantor, shall exonerate the Guarantor in whole or in part, and in particular, and without limiting the generality of the foregoing, the Landlord may modify or amend the Lease, grant any indulgence, release, postponement or extension of time, waive any covenant or provision of the Lease or any obligation of the Tenant, take or release any securities or other guarantees for performance by the Tenant, and otherwise deal with the Tenant and any other persons as the Landlord may see fit without affecting, lessening or limiting in any way the liability of the Guarantor,

        (c) any account settled or stated or any other settlement made between the Landlord and the Tenant, and any determination made pursuant to any provision of the Lease which is expressed to be binding upon the Tenant shall, be binding upon the Guarantor,

        (d) the Guarantor shall make payment to the Landlord of any amount properly payable by the Tenant to the Landlord but unpaid, upon demand, and shall upon demand, perform any other obligations under the Lease which the Tenant has failed to perform, and any demand made by the Landlord upon the Guarantor shall be deemed to have been made if sent as provided for in the Lease,

        (e) unless the Landlord consents to an assignment of the Lease pursuant to section 4(g) thereof, no assignment of the Lease, sublease or any other dealings therewith by the Tenant, whether with or without the consent of the Landlord, shall affect the guarantee throughout the term of the Lease. For greater clarification, the Tenant and the Guarantor shall be released from all obligations under the Lease and the Guarantee respectively upon an assignment of the Lease to which the Landlord has consented under section 4(g).

        (f) nothing whatsoever except the performance in full of all the obligations of the Tenant under the Lease throughout the term of the Lease, and any extension thereof or overholding thereunder shall discharge the Guarantor or this guarantee.

2. This guarantee shall, enure to the benefit of and be binding upon the parties hereto and, as permitted herein, their respective heirs, administrators, personal representatives, executors, successors and assigns.

3. The Guarantor hereby waives and renounces any right to terminate the present Guarantee, at any time or by any means.

4. The Landlord hereby agrees to provide the Guarantor with a copy of any notice delivered by the Landlord to the Tenant hereunder concurrently with delivery of such notice to the Tenant and the Guarantor designates the following address of service for the Guarantor:

        Stanford Microdevices Inc.
        522 ALMANOR AVENUE
        Sunnyvale, California 94086

        or such other address as may be provided in writing to the Landlord in accordance with the Lease.

Dated this _____________ day of December, 1999.

STANFORD MICRODEVICES INC.
PER:

/s/ Signature Illegible
---------------------------------------------------------
Guarantor: I have the authority to bind the corporation


SUKANG INC. AS TO 45% AND 350 PALLADIUM DRIVE INC. AS TO 55%
PER:

/s/ Signature Illegible
---------------------------------------------------------
Landlord: I have the authority to bind the corporation